UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13 , 2024

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On June 13, 2024, Entrada Therapeutics, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) in a virtual-only format via live webcast. As further described in Item 5.07 to this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to limit the liability of certain officers of the Company as permitted by Delaware law, as described in the Company’s definitive proxy statement (the “Proxy Statement”) filed on April 29, 2024 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The Certificate of Amendment was previously approved by the Company’s Board of Directors (the “Board”), subject to approval by the Company’s stockholders.

On June 13, 2024, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware and the Certificate of Amendment became effective upon filing.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 13, 2024. Proxies were solicited pursuant to the Proxy Statement. As of the close of business on April 16, 2024, the record date for the Annual Meeting, the number of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting was 33,677,918. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 22,221,263, thus establishing a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting were considered shares of Common Stock represented in person at the Annual Meeting. Each share of Common Stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked to vote on the following matters, which are described in detail in the Proxy Statement: (i) to elect one Class III director nominee to the Board, to serve until the Company’s 2027 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal (“Proposal No. 1”), (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal No. 2”), and (iii) to approve the Certificate of Amendment to limit the liability of certain of the Company’s officers as permitted by Delaware law (“Proposal No. 3”).

The voting results reported below are final.

Proposal No. 1

Gina Chapman was duly elected to the Board as a Class III director. The results of the stockholders’ vote with respect to the election were as follows:

CLASS III DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Gina Chapman	19,701,297	101,960	2,418,006

Proposal No. 2

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified. The results of the stockholders’ vote with respect to such ratification were as follows:

FOR	AGAINST	ABSTAIN
22,210,935	2,174	8,154

Proposal No. 3

The Certificate of Amendment to limit the liability of certain of the Company’s officers as permitted by Delaware law was approved. The results of the stockholders’ vote with respect to such approval were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,354,494	1,446,761	2,002	2,418,006

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: June 13, 2024	/s/ Dipal Doshi
Dipal Doshi
Chief Executive Officer